UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2009

SOY ENERGY, LLC

(Exact Name of Registrant as Specified in Charter)

Iowa	000-53112	20-4026473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. MAIN STREET P.O. BOX 663 MARCUS, IOWA		51035
(Address of principal executive offices)		(Zip Code)

(712) 376-2081

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In connection with the Registrant’s Annual Meeting of the Members, the Registrant will be using the question and answer document attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Attached hereto are the Asset Purchase Agreement between the Registrant and Freedom Fuels, LLC and the Unit Purchase Agreement between the Registrant and New Equity, LLC as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Additional Information

The Registrant will be soliciting proxies from its members in connection with the transactions discussed above. The Registrant, its directors and officers may be deemed to be to participants in this solicitation. You can find the number of units of the Registrant held by each of its directors and officers in the Registrant’s Amended Annual Report on Form 10-K, which was filed with the SEC on February 27, 2009. This document, along with the rest of the Registrant’s reports filed under the Securities Exchange Act of 1934, can be found on the SEC’s website at www.sec.gov. The Registrant will file a proxy statement with the SEC, which will also be available on the SEC’s website, no later than the day it first sends forms of proxies to its members in connection with this proxy solicitation. THE REGISTRANT ENCOURAGES YOU TO READ THIS PROXY STATEMENT AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. All of the documents on the SEC’s website are available to you at no charge. In addition, the Registrant maintains an internet website at www.soyenergyllc.com, which contains a link to its SEC filings. If you wish to receive a paper copy of the proxy statement when it becomes available, or any of our other reports filed under the Securities Exchange Act of 1934, please contact the Registrant at (712) 376-2081 and we will provide you with paper copies of such documents at no cost to you.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement between Soy Energy, LLC and Freedom Fuels, LLC dated July 29, 2009.
10.2	Unit Purchase Agreement between Soy Energy, LLC and New Equity, LLC dated July 29, 2009.
99.1	Question and Answers used at Soy Energy, LLC’s Annual Meeting of the Members dated August 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOY ENERGY, LLC

August 24, 2009	/s/ Charles Sand
Date	Charles Sand, President